                                   ESCROW AGREEMENT

    THIS ESCROW AGREEMENT (this "Agreement") is entered into as of the ___ day of June, 1997, by and between ACTIVE ANKLE SYSTEMS, INC. a Kentucky corporation ("Issuer") and BANK ONE KENTUCKY, NA ("Escrow Agent").

                                      RECITALS:

    A. Issuer proposes to offer for sale to subscribers an aggregate of 100,000 shares (the "Shares") at a price of $40.00 per Share, payable at the time of subscribing for a Share. The payment will be paid into the escrow created by this Agreement.

    B. Issuer intends to sell the Shares on a best-efforts "minimum or none" basis in a registered offering (the "Offering") by delivering to each subscriber a Prospectus (the "Prospectus") describing the Offering.

    C. Issuer desires to establish an escrow account in which funds received from subscribers would be deposited pending completion of the Escrow Period (as defined below). Bank One Trust Company, NA agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

                                      AGREEMENT:

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

    1.   APPOINTMENT OF ESCROW AGENT.  Issuer hereby appoints Bank One
Kentucky, NA as Escrow Agent and Escrow Agent shall establish an escrow account (the "Escrow Account") on its books named "Active Ankle 1997 Public Offering Escrow Account." Commencing upon the execution of this Agreement, Escrow Agent shall act as Escrow Agent and hereby agrees to receive and disburse the proceeds from the offering of the Shares in accordance with the terms herewith. Issuer agrees to notify the Escrow Agent promptly of the closing of the offering and sale of the Shares.



   2. PAYMENTS INTO ESCROW. Issuer shall cause all checks received from subscribers for Shares to be promptly deposited into the Escrow Account. Issuer shall deliver to the Escrow Agent checks of the subscribers made payable to the order of "Active Ankle 1997 Public Offering Escrow Account." Any checks that are received by Escrow Agent that are not made payable to the Escrow Account shall be returned to the Issuer. Issuer shall furnish to the Escrow Agent at the time of each deposit of the above-mentioned funds a list containing the name of each subscriber, the subscriber's address, the number of Shares purchased, and the amount of the check being delivered to the Escrow Agent (see Exhibit A for the form to be used). Prior to the receipt of the Minimum (as described below), the Issuer is aware and understands that it is not entitled to any proceeds from subscriptions deposited into the Escrow Account and no amounts deposited in the Escrow Account during the Escrow Period shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.


    3. TERMINATION OF ESCROW. The Escrow Period shall commence on the date hereof and shall terminate ten (10) business days following the earlier to occur of the following dates:

    (a) The date upon which Escrow Agent confirms upon written request of the Issuer that it has received into the Escrow Account and collected gross subscription proceeds from the sale of 45,000 Shares, aggregating in deposited funds the total amount of at least $1,800,000.00 (the "Minimum"); or

    (b) The "Cessation Date," which for the purposes of this Agreement shall be 180 days after the date on which the U.S. Securities and Exchange Commission authorizes the sale of Shares, unless Issuer elects to continue to offer the Shares for sale until some later date, as permitted by the Prospectus but no later than March 31, 1998; or

    (c) The date upon which a determination is made by the Issuer to terminate the Offering prior to the sale of the Minimum, as communicated to Escrow Agent in writing.

    Notwithstanding anything to the contrary contained herein, the Cessation Date is intended to signify the date of the cessation of the Offering as provided in the Prospectus, and not the termination of the Escrow Period of this Agreement; and upon the occurrence of any of the events described in (a), (b) or
(c) above, the Escrow Period shall continue for such ten (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to such event and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscribers' checks after notice that any of the events described in subparagraphs (a), (b) and (c) has occurred.

    4. DUTIES OF ESCROW AGENT. The Escrow Agent will deposit the subscribers' checks for collection and credit the proceeds to the Escrow Account to be held by it under the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder. The Escrow Agent hereby is authorized to forward each check for collection and deposit the proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Additionally, to insure that such funds have cleared normal banking channels for collection, Escrow Agent is authorized to hold for ten (10) business days funds to be released. Issuer shall immediately reimburse Escrow Agent any monies paid to it if thereafter the subscriber's check is returned unpaid. Any item returned unpaid to the Escrow Agent on its first presentation for payment shall be returned to Issuer and need not be again presented by the Escrow Agent for collection. Issuer agrees to reimburse Escrow Agent for the cost incurred with any returned check. For purposes of this Agreement, the term "collected funds" or the term "collected" when referring to the proceeds of subscribers' checks shall mean all funds received by Escrow Agent that have cleared normal banking channels and are in the form of cash. The Escrow Agent shall invest the funds deposited in the Escrow Account as instructed in writing by Issuer, and shall in no event be liable for any investment loss. Upon termination of the escrow, all earnings shall belong to and be paid to Issuer.

    5. PROCEDURE UPON TERMINATION OF ESCROW. If prior to the Cessation Date, subscriber's checks in an amount of at least the Minimum have been deposited in the Escrow Account, upon request from Issuer, Escrow Agent will confirm the amounts collected by it from subscriber's checks. If such amount is at least equal to the Minimum, the Issuer may send Escrow Agent a written notice providing a list of all accepted subscribers, specifying the total amount of their subscription to be remitted to Issuer, and containing a request to terminate the Escrow Period and remit such amount, less any fees or other amounts then owing from Issuer to Escrow Agent hereunder, to the Issuer as promptly as possible, but in no event later than ten (10) business days after such termination, by issuing its bank check payable to the Issuer or by depositing such amount directly into the account of Issuer maintained with Bank One Kentucky, NA, as designated in writing by Issuer to Escrow Agent. The Escrow Period shall not terminate upon receipt by Escrow Agent of such notice, but shall continue for such (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to Escrow Agent's receipt of such notice and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscriber's checks after receipt of such notice.

    If, on the Cessation Date, the Minimum Amount has not been deposited with the Escrow Agent and collected, or if Issuer notifies the Escrow Agent in writing that Issuer elects to terminate the Offering as provided in paragraph 3(c) above, the Escrow Agent shall then issue and mail its bank checks to the subscribers in the amount of the subscribers' respective checks, without deduction, penalty or expense to the subscriber, and shall, for this purpose, be authorized to rely upon the names and addresses of subscribers furnished it as contemplated above. No subscriber shall be paid interest with respect to such deposited funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer and any of its creditors. For each subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to such subscriber in the amount of the collected funds from such subscriber's check after the Escrow Agent has collected such funds. If Escrow Agent has not yet submitted such subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to such subscriber.

    At such time as Escrow Agent shall have made the payments and remittances provided in the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

    6. FEES TO ESCROW AGENT. As consideration for its agreement to act as Escrow Agent as herein described, Issuer agrees to pay the Escrow Agent its fees described on the attached fee schedule (Exhibit B). Further, Issuer agrees to pay all disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel, all in accordance with the attached fee schedule or the other provisions of this Agreement. No such fees or reimbursements shall be paid out of or chargeable to the funds on deposit in the Escrow Account until such time as the Minimum has been collected.

    Escrow Agent shall promptly issue a check in the amount of the collected funds from the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

    7. TERMINATION OF THIS AGREEMENT. This Agreement shall automatically terminate upon the earlier of (i) twenty (20) days after the Cessation Date or
(ii) twenty (20) days after the date upon which the Escrow Agent has delivered the final portion of Escrow Account funds pursuant to the terms of this Agreement.

    8. RESIGNATION BY ESCROW AGENT. Escrow Agent reserves the right to resign hereunder, upon ten (10) days prior written notice to Issuer. In the event of said resignation, and prior to the effective date thereof, Issuer, by written notice to Escrow Agent, shall designate a successor escrow agent to assume the responsibilities of Escrow Agent under this Agreement, and Escrow Agent immediately shall deliver any undisbursed Escrow Account funds to such successor escrow agent. If Issuer shall fail to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction.

    9. RIGHTS, ETC. OF ESCROW AGENT. The parties hereto agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

    (a) Escrow Agent shall have no obligation to invest the Escrow Account without the written direction of Issuer.

    (b) The Escrow Agent shall have no responsibility except for the safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. The Escrow Agent shall not be liable for any act done or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not a party to, nor is it bound by, nor need it give consideration to, the terms or provisions of, even though it may have knowledge of, (i) any agreement or undertaking by, between or among the Issuer and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement, (iii) any other agreements that may now or in the future be deposited with the Escrow Agent in connection with this Agreement. The Escrow Agent is not a party to, is not responsible for, and makes no representation with respect to the offer, sale or distribution of the Shares including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offer, sale and distribution of the Shares. The Issuer covenants that it will not commence any action against the Escrow Agent at law, in equity, or otherwise as a result of any action taken or thing done by the Escrow Agent pursuant to this Agreement, or for any disbursement made as authorized herein upon failure of the Issuer to give the notice within the times herein prescribed. The Escrow Agent has no duty to determine or inquire into any happening or occurrence of or of any performance or failure of performance of the Issuer or of any other party with respect to agreements or arrangements with any other party. If any question, dispute or disagreement arises among the parties hereto and/or any other party with respect to the funds deposited in the Escrow Account or the proper interpretation of this Agreement, the Escrow Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent has the absolute right at its discretion to do either or both of the following:

         (i) withhold and/or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and substance satisfactory to the Escrow Agent and executed and binding upon all interested parties hereto (who may include the subscribers), that the question, dispute, or disagreement had been resolved; or

         (ii) file a suit in interpleader and obtain by final judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter. In any such suit, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Account, the Escrow Agent shall be entitled to recover from the Issuer its attorneys' fees and costs.

         The Escrow Agent shall never be required to post a bond in connection with any services hereunder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of such counsel (who shall not be counsel for the Issuer).

    (c) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

    (d) The Issuer hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, all legal expenses incurred in enforcing any of the provisions of this Agreement or otherwise in connection herewith) incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability hereunder or arising out of or in connection with the sale of the Shares. This covenant shall survive the termination of this Agreement.

    (e) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

    10. NOTICES. Notices required to be sent hereunder shall be delivered by hand, sent by an express mail service or sent via United States mail, postage prepaid, certified, return receipt requested, to the following address:

                    If to Issuer:

                    Active Ankle Systems, Inc.
                    509 Barret Avenue
                    Louisville, Kentucky 40204
                    Attention:  Gary G. Herzberg, President

                    If to Escrow Agent:

                    Bank One Kentucky, NA
                    416 West Jefferson Street - 4th Floor
                    Louisville, KY  40202
                    Attention: Bette J. Purucker

    No notice to the Escrow Agent shall be deemed to be delivered until actually received by the Escrow Agent. From time to time any party hereto may designate an address other than the address listed above by giving the other parties hereto not less than five (5) days advance notice of such change in address in accordance with the provisions hereof.

    11. GOVERNING LAWS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Kentucky.

    EXECUTED on the date first written above.

ISSUER:                                      By:___________________________
                                                Gary G. Herzberg, President
ACTIVE ANKLE SYSTEMS, INC.

                                             ESCROW AGENT:

                                             BANK ONE KENTUCKY, NA


                                             By: /s/ Bette J. Purucker
                                                -------------------------------

                                             Title: Client Service Officer
                                                   ----------------------------

                                      EXHIBIT A

                        FORM TO ACCOMPANY SUBSCRIBERS' CHECKS
                          ACTIVE ANKLE 1997 PUBLIC OFFERING


--------------------------------------------------------------------------------
    NAME AND ADDRESS OF SUBSCRIBER      AMOUNT OF CHECK     NUMBER OF
                                                             SHARES
--------------------------------------------------------------------------------

                                      EXHIBIT B

                                     FEE SCHEDULE

                             BANK ONE, KENTUCKY, NA
                               ESCROW FEE PROPOSAL
                                  JULY 7, 1997


RE: ACTIVE ANKLE SYSTEMS, INC. ESCROW

ACCEPTANCE FEE..........................................................$  500

ANNUAL ADMINISTRATION FEE...............................................$1,125

INVESTMENT FEES (EACH INVESTMENT TRANSACTION, BUY OR SELL)..............$   30

DEPOSIT OR WITHDRAWAL OF FUNDS..........................................$   20

WIRE TRANSFER (PER TRANSFER)............................................$   25

TAX REPORTING (PER PARTICIPANT, $100.00 ANNUAL MINIMUM).................$    4

OUT-OF-POCKET EXPENSES:

     A CHARGE OF 8% OF THE TOTAL FEES WILL BE ADDED TO COVER ORDINARY
     BUSINESS EXPENSES FOR POSTAGE, CHECKS, STATIONERY, PRINTING, MESSENGER DELIVERIES, AND TELEPHONE. EXPENSES FOR EXTRAORDINARY SERVICES, SUCH AS, BUT NOT LIMITED TO, TRAVEL, LEGAL, SECURITIES DELIVERY, AND LEGAL NOTICE PUBLICATION MAY ALSO BE ADDED.

EXTRAORDINARY TIME CHARGES:......................... $150 per hour (see below)

ADDITIONAL TERMS AND CONDITIONS:

     AFTER INITIAL REVIEW AND COMMENT ON THE ESCROW DOCUMENT, ANY ADDITIONAL REVIEW, COMMENT AND NEGOTIATION ON MATERIAL CHANGES TO THE DOCUMENT WILL BE BILLED AS EXTRAORDINARY TIME CHARGES. IF DOCUMENT REVIEW AND CLOSING ARE REQUIRED IN LESS THAN 72 HOURS, THE ACCEPTANCE FEE WILL BE INCREASED TO A MINIMUM OF $2,500.

     IF BANK ONE ENGAGES LEGAL COUNSEL TO REVIEW ANY DOCUMENTS RELATED TO
     THIS TRANSACTION AND THE ESCROW DOES NOT CLOSE, THE CLIENT IS REQUIRED TO PAY ANY LEGAL FEES INCURRED. FOR THIS REASON, BANK ONE MAY REQUEST A RETAINER FEE IN THE AMOUNT OF $1,000 PRIOR TO THE REVIEW OF ANY DOCUMENT.

     THE FEES QUOTED IN THIS LETTER APPLY TO SERVICES ORDINARILY RENDERED IN THE ADMINISTRATION OF AN ESCROW ACCOUNT AND ARE SUBJECT TO REASONABLE ADJUSTMENT FROM TIME TO TIME BASED ON FINAL REVIEW OF DOCUMENTS, OR WHEN THE AGENT IS CALLED UPON TO UNDERTAKE UNUSUAL DUTIES OR RESPONSIBILITIES, OR AS CHANGES IN LAW, PROCEDURES, OR THE COST OF DOING BUSINESS DEMAND. SERVICES IN ADDITION TO AND NOT CONTEMPLATED IN THE AGREEMENT, INCLUDING BUT NOT LIMITED TO DOCUMENT AMENDMENTS AND REVISIONS, NON-STANDARD CASH.

Active Angle Systems, Inc.
Fee Proposal (continued)

     SERVICES IN ADDITION TO AND NOT CONTEMPLATED IN THE AGREEMENT, INCLUDING BUT NOT LIMITED TO DOCUMENT AMENDMENTS AND REVISIONS, NON-STANDARD CASH AND/OR INVESTMENT TRANSACTIONS, CALCULATIONS, NOTICES, AND REPORTS, WILL BE BILLED AS EXTRAORDINARY TIME CHARGES.

     DISBURSEMENTS UNDER THE DOCUMENT REQUIRE 72 HOURS PREPARATION; EXCEPTIONS FROM THIS POLICY MAY RESULT IN THE APPLICATION OF
     EXTRAORDINARY TIME CHARGES.

     UNLESS OTHERWISE INDICATED, THE ABOVE FEES PROVIDE FOR THE ESTABLISHMENT OF ONE ACCOUNT. ADDITIONAL SUB-ACCOUNTS GOVERNED BY THE SAME ESCROW AGREEMENT MAY BE ESTABLISHED AT AN ADDITIONAL CHARGE OF $250 PER ACCOUNT.

     THE ACCEPTANCE FEE AND THE FIRST YEAR ANNUAL ADMINISTRATION FEE ARE PAYABLE UPON EXECUTION OF THE ESCROW DOCUMENTS. IN THE EVENT THE ESCROW IS NOT FUNDED, THE ACCEPTANCE FEE AND ALL RELATED EXPENSES WILL NOT BE REFUNDED. ANNUAL ADMINISTRATION FEES COVER A FULL YEAR IN ADVANCE, OR ANY PART THEREOF, AND THUS ARE NOT PRO-RATED IN THE YEAR OF TERMINATION.

     UPON A CLIENT'S DIRECTION, CASH BALANCES WILL BE INVESTED IN ANY ONE OF THE FOLLOWING:

          CASH BALANCES MAY BE INVESTED ON A DAILY BASIS IN A TIME DEPOSIT ACCOUNT WITH A BANC ONE AFFILIATE BANK IN WHICH EVENT BANK ONE WILL WAIVE ITS CASH MANAGEMENT FEE.

          CASH BALANCES MAY BE INVESTED IN THE ONE GROUP-Registered Trademark-MONEY MARKET FUNDS IN WHICH EVENT BANK ONE WILL CHARGE A 50 BASIS POINT (.005) CASH MANAGEMENT FEE. THE ONE GROUP WILL PAY BANC ONE INVESTMENT ADVISORS CORPORATION, AN AFFILIATE OF BANC ONE, AN INVESTMENT ADVISORY FEE AS DESCRIBED IN THE PROSPECTUSES.

          CASH BALANCES MAY BE INVESTED IN AN ALTERNATIVE SHORT-TERM INVESTMENT FUND IN WHICH EVENT BANK ONE WILL CHARGE A 50 BASIS POINT (.005) CASH MANAGEMENT FEE.

     IN DETERMINING THE GENERAL SCHEDULE OF FEES, BANK ONE TAKES INTO CONSIDERATION THE VARIOUS INCIDENTAL BENEFITS ACCRUING TO IT FROM THE OPERATION OF THE ACCOUNTS. COLLECTED FUNDS MUST BE ON DEPOSIT PRIOR TO DISBURSEMENT OF PAYMENTS. IN ADDITION, BANK ONE HAS THE USE OF FUNDS DEPOSITED TO PAY CHECKS THAT HAVE NOT YET BEEN PRESENTED FOR PAYMENT. NO INTEREST SHALL BE PAID TO THE CLIENT ON THESE FUNDS, IT BEING UNDERSTOOD THAT THE FLOAT ON THESE FUNDS IS CONSIDERED IN THE CALCULATION OF OUR FEES.

SHOULD YOU ELECT TO APPOINT BANK ONE AS YOUR ESCROW AGENT, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED COPY OF THIS ATTACHMENT ACKNOWLEDGING YOUR AGREEMENT TO THESE FEES, TERMS, AND CONDITIONS.

ACKNOWLEDGEMENT AND ACCEPTANCE

The undersigned agrees to the above-quoted fees, terms, and conditions.


By:  /s/ Gary M. Hezberg                         Date: 6/16/97
---------------------------------
    Gary M. Hezberg